Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906
OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code), the undersigned officer of American Science & Engineering, Inc., a Massachusetts corporation (the “Company”), does hereby certify, to such officer’s knowledge and belief, that:

(1) the Quarterly Report on Form 10-Q for the quarter ended December 31, 2004 (the “Form 10-Q”) of the Company fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and

(2) the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company at the dates and for the periods presented in this report.

/s/ Anthony R. Fabiano
Anthony R. Fabiano
President and Chief Executive Officer

February 3, 2005